UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024

ID Auto, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

PARTS iD, Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, on February 5, 2024, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No. 169] confirming the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of PARTS iD, Inc. and PARTS iD, LLC [Docket No. 14] (the “Plan”).

On February 22, 2024 (the “Effective Date”), ID Auto, Inc. (f/k/a PARTS iD, Inc.), a Delaware corporation (the “Company”) and its subsidiary ID Auto, LLC (f/k/a PARTS iD, LLC), a Delaware limited liability company (“PARTS iD, LLC” and together with the Company, the “Debtors”) consummated the reorganization under Chapter 11 of Title 11 of the United States Code through the transactions contemplated with Fifth Star, Inc. (the “Plan Sponsor”) and the Plan became effective. A copy of the Notice of Effective Date is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company previously disclosed information regarding its bankruptcy proceedings, the Plan, and the Credit Agreement, dated as of December 19, 2023, with the Plan Sponsor in its Current Reports on Form 8-K filed with Securities and Exchange Commission (the “SEC”) on December 26, 2023 and February 9, 2023. Additional information regarding the Company’s chapter 11 cases can also be found at https://restructuring.ra.kroll.com/PARTSiD/.

Cautionary Note to Holders of the Company’s Securities

As a result of the Plan becoming effective, all of the Company’s equity interests, including outstanding shares of Class A common stock (“Common Stock”) and outstanding options and warrants exercisable into Common Stock, were cancelled, released, extinguished, and discharged and will be of no further force or effect as of the Effective Date without consideration and have no value.

No shares of the Company’s Common Stock will be reserved for future issuance in respect of claims and interests filed and allowed under the Plan or pursuant to the exercise of any rights, options, or other obligations of the Company to issue its Common Stock.

The Company intends to file a Form 15 with the SEC deregistering the Company’s common stock pursuant to Rule 12g-4(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing the Form 15, the Company intends to immediately cease filing any further periodic or current reports under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

On the Effective Date, pursuant to the Plan, all equity interests of the Company issued and outstanding immediately prior to the Effective Date were cancelled for no consideration and the Plan Sponsor and the holders of the Tranche 1 Roll-Up DIP Claims and Tranche 2 Roll-Up DIP Claims (each as defined in the Plan) became the only holders of equity interests in the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Plan provides that on the Effective Date, the term of the current members of the Company’s board of directors (the “Existing Board”) will be deemed expired and the members of the Existing Board will have resigned.

As previously disclosed and as of the Effective Date, (i) the new board of directors of the reorganized Company (“Reorganized PARTS iD”) will initially consist of Sam Yagan as the sole director; (ii) the current officers of the Company will continue to serve as officers of Reorganized PARTS iD; (iii) Sam Yagan will additionally serve as an officer of Reorganized PARTS iD as Chairman and (iv) the initial board of directors of Reorganized PARTS iD will implement a customary management incentive plan.

Item 8.01 Other Events.

On February 28, 2024, the Company issued a press release discussing the matters disclosed in Item 1.03 above. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Notice of (I) Entry of Findings of Fact, Conclusions of Law, and Order Approving the Adequacy of the Debtors’ Disclosure Statement for, and confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization of PARTS iD, Inc. and PARTS iD, LLC, (II) Occurrence of Effective Date (the “Notice of Effective Date”).
99.2	ID Auto, Inc. (f/k/a/ PARTS iD, Inc.) News Release dated February 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ID Auto Inc. (f/k/a PARTS iD, Inc.)

Date: February 28, 2024	By:	/s/ Lev Peker
		Name:	Lev Peker
		Title:	Chief Executive Officer

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